UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2007

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

5555 Oberlin Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On October 23, 2007, the Compensation Committee of the Board of Directors of DexCom, Inc. (the “Company”) approved an amended and restated offer letter agreement (the “Amended Offer Letter”) for Terrance H. Gregg, the Company’s President and Chief Executive Officer. Mr. Gregg executed the Amended Offer Letter on October 24, 2007. The following summary of the Amended Offer Letter is subject to, and qualified in its entirety by, the Amended Offer Letter attached to this Current Report on Form 8-K as Exhibit 99.01 and incorporated herein by reference.

Pursuant to his original offer letter agreement dated June 19, 2007 (the “Employment Date”), Mr. Gregg was to receive an option to purchase 1,355,000 shares of the Company’s common stock under the Company’s 2005 Equity Incentive Plan on the Employment Date. Due to limitations set forth in the 2005 Equity Incentive Plan, the Company was able to grant Mr. Gregg an option to purchase 962,000 shares of the Company’s common stock on the Employment Date. Pursuant to the Amended Offer Letter, the Company shall grant Mr. Gregg an additional stock option to purchase 393,000 shares of the Company’s common stock (the “Additional Option”) under the 2005 Equity Incentive Plan (which shall be “incentive stock options” to the maximum extent permissible) on January 2, 2008 (the “Additional Option Grant Date”). The exercise price per share of the Additional Option shall be the fair market value of a share of the Company’s common stock equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the Additional Option Grant Date. The Additional Option shall vest and become exercisable in thirty (30) equal monthly installments from the Additional Option Grant Date, subject to Mr. Gregg remaining in continuous service with the Company throughout the vesting period.

On the Additional Option Grant Date, the Company shall also grant Mr. Gregg an additional bonus (the “Additional Bonus”) equal to the (i) positive difference, if any, between the (A) fair market value of the Company’s common stock (based on the closing price on the Nasdaq Global Market) on the Employment Date and (B) the fair market value of the Company’s common stock (based on the closing price on the Nasdaq Global Market) on the Additional Option Grant Date, multiplied by (ii) 393,000. The Additional Bonus shall be paid at the election of the Company, in cash or in a grant of the Company’s common stock with a fair market value (based on the closing price on the Nasdaq Global Market) on the date of payment equal to the Additional Bonus. Such Additional Bonus will vest and be paid in installments as and to the extent that each installment of the Additional Option vests and becomes exercisable as set forth above.

The Amended Offer Letter further provides that, in the event of a change in control of the Company prior to the Additional Option Grant Date, the Company shall make a cash payment to Mr. Gregg equal to (i) the positive difference, if any, between (X) the fair market value of the Company’s common stock (based on the closing price on the Nasdaq Global Market) on the date of such change of control and (Y) the fair market value of the Company’s common stock (based on the closing price on the Nasdaq Global Market) on the Employment Date, multiplied by (ii) 393,000 (the “Additional Cash Amount”). Such payment shall be in lieu of the Additional Option and the Additional Bonus.

The Amended Offer Letter further provides that, in the event Mr. Gregg is terminated without “cause” or in the event of a “constructive termination” prior to the Additional Option Grant Date, then, in either case, subject to Mr. Gregg’s execution of a release of claims in form satisfactory to the Company, the Company shall make a payment to Mr. Gregg equal to (i) the Additional Cash Amount, multiplied by (ii) a fraction, the numerator of which is twelve, and the denominator of which is thirty-six. Such payment shall be in lieu of the Additional Option or the Additional Bonus.

(e)                                  On October 23, 2007, the Compensation Committee also approved a form of Executive Change of Control & Severance Agreement (“Change of Control Agreement”) to be entered into by its Chief Financial Officer, its other named executive officers (together, the “Named Executive Officers”) and its other executive officers ranking vice president and above. Each of Andrew Balo, Mark Brister, Rodney Kellogg, Steven Pacelli, John Riolo, Jess Roper and Jorge Valdes executed a Change of Control Agreement on October 24, 2007. Other than the name of the Named Executive Officer or other executive officer who is a party to each Change of Control Agreement and the number of outstanding options initially covered by each Change of Control Agreement, the agreements are substantially identical. The following summary of the form of Change of Control Agreement is subject to, and qualified in its entirety by, the form of Change of Control Agreement attached to this Current Report on Form 8-K as Exhibit 99.02 and incorporated herein by reference.

The Change of Control Agreement provides that in the event of a change of control while the Named Executive Officer is employed by the Company, or in the event that the Named Executive Officer is involuntarily terminated without cause during the period that begins (1) 90 days prior to the earlier of (i) the execution of a letter of intent relating to a change of control transaction, or (ii) the execution of a definitive agreement with respect to a change of control transaction, in either case provided that the change of control with the party to the letter of intent or definitive agreement is consummated within two years following such execution, and ends (2) on the date such change of control becomes effective, the vesting of all of the shares subject to all options held by the Named Executive Officer and any other stock awards that the Board of Directors determines should be subject to the Change of Control Agreement will be accelerated in full. The Change of Control Agreement also provides that, in the event the Company terminates the Named Executive Officer without cause or the Named Executive Officer resigns due to a constructive termination, the Named Executive Officer will receive twelve months salary as severance and twelve months of vesting acceleration of all of the shares subject to all options held by the Named Executive Officer and any other stock awards that the Board of Directors determines should be subject to the Change of Control Agreement. In each case, the Company’s obligation to make any severance payments or provide vesting acceleration is expressly conditioned upon the Named Executive Officer’s execution and delivery of a general release and waiver of all claims. The Change of Control Agreement represents the complete and exclusive statement of agreement between the Named Executive Officers and the Company with respect to vesting acceleration or severance and supersedes any other agreements or promises made to the Named Executive Officers with respect to vesting acceleration or severance.

Item 9.01:  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit
99.01	Amended and Restated Offer Letter Agreement dated October 24, 2007 between the Company and Terrance H. Gregg.

99.02	Form of Executive Change of Control & Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli
Steven R. Pacelli Senior Vice President of Corporate Affairs

Date: October 24, 2007

Exhibit Index

Exhibit Number	Description of Exhibit
99.01	Amended and Restated Offer Letter Agreement dated October 24, 2007 between the Company and Terrance H. Gregg.

99.02	Form of Executive Change of Control & Severance Agreement.